Exhibit 10.23

[Translation of the Original Copy]

Letter from Taiwan Cooperative Bank Jianguo Branch

Address: No. 77 Xinyi Road, Section 3, Taipei City
Contact: Zhenyi Huang
Tel:
Fax:

To: Yao-Teh International Recreation Co., Ltd.

Issue Date: November 1, 2017

Issue Number: HEJIN JIANGUO NO. 1060004247

Document Category: Regular

Confidential Class, Decryption conditions or Confidentiality period: n/a

Exhibit: See below

Subject:	The Branch hereby approves the proposal submitted on October 26, 2017 by Mr. Fun-Ming Lo and Yao-Teh International Recreation Co., Ltd. (“Yao-Teh”) respecting the repayments of Yao-Teh’s loan owed to Taiwan Cooperative Bank. The proposal application is attached herein as Exhibit A.

Statement:	Our decision is made in accordance with proposal as settlement with Yao-Teh submitted on October 26, 2017.

Original copy: Mr. Fun-Ming Lo and Yao-Teh International Recreation Co., Ltd.

Duplicate copy: District Center of the Second District, Bei City

The proposal is approved and issued by the Branch Manager in accordance with the Branch’s responsibility.

Sealed by Sulan Huang, the Branch Manager

Exhibit A

The Applicant, Fun-Ming Lo, was the Representative of Yao-Teh International Recreation Co., Ltd. (hereinafter referred to as “Yao-Teh”). In 1990s, Mr. Fun-Ming Lo on behalf of Yao-Teh borrowed funds from our Branch and acted as a guarantor of such loan. The principal and interest had been repaid accordingly until October 1995 when the principal and interests were not paid in time and the repayment ceased due to various controllable reasons. As of the date herein, the principal amount of the loan is NTD 89,313,959.00 (approximately $2,958,971 U.S. dollars), and the accrued interest together with penalty accrued since October 11, 1995 are unpaid. To show Applicant’s commitment to repay the loan, the Branch accepts the following terms and conditions of restructuring the loan:

I.	The principal amount shall be:

NTD 89,313,959 (approximately $2,958,971 U.S. dollars). The Applicant shall pay NTD 2 million (approximately $66,303 U.S. dollars) on December 15, 2017, and starting from January 1st, 2018, the Applicant shall make the payment on a monthly basis in the amount of NTD 1 million (approximately $33,151) for five consecutive months. Then from June 1st, 2018, the Applicant shall make payments in an amount of NTD 1.5 million (approximately $49,755) on a monthly basis for fifty-five consecutive months except that the last payment shall be made in the amount of NTD 1,313,959 (approximately $43,559). The Applicant shall issue six checks for the monthly payments in advance.

II.	The Accrued Interest and penalty part:

The amount of the accrued interest from October 11, 1995 to October 25, 2017 is reduced to NTD 59,101,371 (approximately $1,956,846 U.S. dollars) from the original amount of NTD 193,064,480 (approximately $6,400,386 U.S. dollars) calculated based on the interest rate of 9.8%. The amount of penalty is reduced to NTD 10,016,622 (approximately $332,251 U.S. dollars) from the original amount of NTD 32,720,964 (approximately $1,083,391 U.S. dollars) based on the interest rate of 1.96%. The total amount of the accrued interest and penalty is reduced to NTD 69,117,993 (approximately $2,292,643 U.S. dollars).

III.	Before the Applicant makes all the payments, if the Yao-Teh has enough cash to pay the total outstanding balance in one time, Yao-Teh may renegotiate with the Taiwan Cooperative Bank about the terms of the repayment of such balance.

When the terms stated herein are approved, the Applicant shall comply with the terms immediately. If the repayments are not made in accordance with this application letter, the Applicant is sued or forced to pay its liabilities to other creditors, or declared bankruptcy by a third party, the Applicant shall immediately lose the benefits brought by this application letter, all the outstanding loan shall be deemed due and the Branch may immediately demand repayments in accordance with the terms of the original loan contract.

The Applicant acknowledges that all the contracts relating to the original loan with the Branch remain effective before the outstanding balance of this restructured loan is fully repaid.

Taiwan Cooperative Bank	Signed and sealed

Applicant (and Guarantor): Yao-Teh International Recreation Co., Ltd.
Representative: Fun-Ming Lo
Unified number: 22954579
Address: No. 106 Zhouzi St., 4th Floor, Neihu District, Taipei City
Tel: 26582502

Republic of China October 26, 2017